                                                                    EXHIBIT 10.8

                 MASTER SEPARATION AND DISTRIBUTION AGREEMENT

                                    BETWEEN


                                SERACARE, INC.

                                      AND

                         SERACARE LIFE SCIENCES, INC.



                                 JUNE 10, 2001

                               TABLE OF CONTENTS


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                                   ARTICLE I

                                  SEPARATION

Section 1.1    Separation Date............................................     1
Section 1.2    Closing of Transactions....................................     2
Section 1.3    Exchange of Secretary's Certificates.......................     2

                                  ARTICLE II

     DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE SEPARATION DATE

Section 2.1    Documents To Be Delivered By SeraCare......................     2
Section 2.2    Documents to be Delivered by Life Sciences.................     3

                                  ARTICLE III

             THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION

Section 3.1    Transactions Prior to the Distribution.....................     3
Section 3.2    The Distribution...........................................     4
Section 3.3    Conditions to Distribution.................................     4
Section 3.4    Sole Discretion of SeraCare................................     5

                                  ARTICLE IV

                           NONCOMPETITION AGREEMENTS

Section 4.1    Life Sciences Noncompetition Agreement.....................     6
Section 4.2    Nonsolicitation............................................     6

                                   ARTICLE V

                      MUTUAL RELEASES AND INDEMNIFICATION

Section 5.1    Life Sciences Release......................................     6
Section 5.2    SeraCare Release...........................................     6
Section 5.3    No Impairment..............................................     6
Section 5.4    No Actions As To Released Claims...........................     6
Section 5.5    Indemnification by Life Sciences...........................     7
Section 5.6    Indemnification by SeraCare................................     7
Section 5.7    Indemnified Party..........................................     7
Section 5.9    Further Instruments........................................     8
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                               TABLE OF CONTENTS
                                  (continued)

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                                    ARTICLE VI

                                 INSURANCE MATTERS

Section 6.1    Life Sciences Insurance Coverage After the Separation Date.....     8
Section 6.2    Cooperation and Agreement Not to Release Carriers..............     9
Section 6.3    Procedures With Respect to Insured Life Sciences Liabilities...     9
Section 6.4    Cooperation....................................................     9
Section 6.5    No Assignment or Waiver........................................     9
Section 6.6    No Liability...................................................     9
Section 6.7    Further Agreements.............................................    10

                                    ARTICLE VII

                            COVENANTS AND OTHER MATTERS

Section 7.1    Other Agreements...............................................    10
Section 7.2    Further Instruments............................................    10
Section 7.3    Agreement for Exchange of Information..........................    11
Section 7.4    Consistency with Past Practices................................    12
Section 7.5    Payment of Expenses............................................    13
Section 7.6    Dispute Resolution.............................................    13
Section 7.7    Governmental Approvals.........................................    14
Section 7.8    Cooperation in Obtaining New Agreements........................    14
Section 7.9    Confidentiality................................................    15

                                   ARTICLE VIII

                             MISCELLANEOUS PROVISIONS

Section 8.1    LIMITATION OF LIABILITY........................................    16
Section 8.2    Entire Agreement...............................................    16
Section 8.3    Governing Law..................................................    16
Section 8.4    Termination....................................................    16
Section 8.5    Notices........................................................    16
Section 8.6    Counterparts...................................................    17
Section 8.7    Binding Effect; Assignment.....................................    17
Section 8.8    Severability...................................................    17
Section 8.9    Waiver of Breach...............................................    17
Section 8.10   Amendment and Execution........................................    17
Section 8.11   Authority......................................................    17
Section 8.12   Descriptive Headings...........................................    18
Section 8.13   Gender and Number..............................................    18
Section 8.14   Additional Assurances..........................................    18
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                               TABLE OF CONTENTS
                                  (continued)

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Section 8.15   Force Majeure..............................................    18
Section 8.16   Conflicting Agreements.....................................    18
Section 8.17   Survival...................................................    18
Section 8.18   Third Party Beneficiary....................................    18

                                  ARTICLE IX

                                  DEFINITIONS

Section 9.1     Action....................................................    19
Section 9.2     Adjusted Exercise Price...................................    19
Section 9.3     Ancillary Agreements......................................    19
Section 9.4     Assignment Agreement......................................    19
Section 9.5     Business Day..............................................    19
Section 9.6     Calculated Exercise Price.................................    19
Section 9.7     Commission................................................    19
Section 9.8     Confidential Information..................................    19
Section 9.9     Confidentiality Period....................................    19
Section 9.10    Disclosing Party..........................................    20
Section 9.11    Disputes..................................................    20
Section 9.12    Distribution..............................................    20
Section 9.13    Distribution Agent........................................    20
Section 9.14    Distribution Date.........................................    20
Section 9.15    Exchange Act..............................................    20
Section 9.16    Excluded Assets...........................................    20
Section 9.17    Form 10 Registration Statement............................    20
Section 9.18    Governmental Approvals....................................    20
Section 9.19    Governmental Authority....................................    20
Section 9.20    Group.....................................................    20
Section 9.21    Indemnified Party.........................................    20
Section 9.22    Indemnifying Party........................................    20
Section 9.23    Information...............................................    20
Section 9.24    Information Statement.....................................    21
Section 9.25    Insurance Policies........................................    21
Section 9.26    Insured Life Sciences Liability...........................    21
Section 9.27    Liabilities...............................................    21
Section 9.28    Life Sciences.............................................    21
Section 9.29    Life Sciences Business....................................    21
Section 9.30    Life Sciences Group.......................................    21
Section 9.31    Merger....................................................    21
Section 9.32    Merger Agreement..........................................    21
Section 9.33    Noncompetition Territory..................................    22
Section 9.34    Option Plan...............................................    22
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                               TABLE OF CONTENTS
                                  (continued)

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Section 9.35    Party or Parties..........................................    22
Section 9.36    Person....................................................    22
Section 9.37    Products..................................................    22
Section 9.38    Receiving Party...........................................    22
Section 9.39    Record Date...............................................    22
Section 9.40    Separation................................................    22
Section 9.41    Separation Date...........................................    22
Section 9.42    SeraCare..................................................    22
Section 9.43    SeraCare Business.........................................    22
Section 9.44    SeraCare Group............................................    22
Section 9.45    SeraCare Options..........................................    22
Section 9.46    SeraCare Protected Business...............................    22
Section 9.47    SeraCare Warrants.........................................    23
Section 9.48    Subsidiary................................................    23
Section 9.49    Supply Agreement..........................................    23
Section 9.50    Third Party...............................................    23
Section 9.51    Transaction Agreements....................................    23
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                                     -iv-

                 MASTER SEPARATION AND DISTRIBUTION AGREEMENT

          This Master Separation and Distribution Agreement (this "Agreement") is entered into as of June 10, 2001, by and between SeraCare, Inc., a Delaware corporation ("SeraCare"), and SeraCare Life Sciences, Inc., a California corporation and wholly-owned subsidiary of SeraCare ("Life Sciences"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article IX hereof. SeraCare and Life Sciences are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                   RECITALS

          WHEREAS, SeraCare is simultaneously herewith entering into an Agreement and Plan of Merger (the "Merger Agreement") with Instituto Grifols, S.A., a company organized under the laws of Spain ("Grifols"), pursuant to which SeraCare will merge with SI Merger Corp., a Delaware corporation and wholly-owned subsidiary of Grifols (the "Merger"), provided that all of the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied;

          WHEREAS, the Boards of Directors of SeraCare and Life Sciences have determined that, in connection with and prior to the Merger, it is appropriate and desirable for SeraCare to contribute and transfer to Life Sciences, and for Life Sciences to receive and assume, substantially all of the assets and liabilities associated with the Life Sciences Business not currently held by Life Sciences (the "Separation");

          WHEREAS, the Board of Directors of SeraCare has determined that it is appropriate and desirable on the terms and conditions contemplated hereby to distribute to the holders of its common stock, $0.001 par value, by means of a pro rata distribution immediately prior to the effective time of the Merger, all of the shares of Life Sciences common stock (the "Distribution"), provided that all of the conditions precedent to the Distribution set forth in this Agreement are satisfied; and

          WHEREAS, the parties hereto desire to set forth herein the principal transactions to be effected in connection with the Separation and the Distribution and certain other matters relating to the relationship and the respective rights and obligations of the parties following the Distribution.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  SEPARATION

     SECTION 1.1  Separation Date.  Unless otherwise provided in this Agreement,
                  ---------------
or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, immediately before the consummation of the Merger, or such other date and time as may be fixed by the Board of Directors of SeraCare (the "Separation Date").

     SECTION 1.2  Closing of Transactions.  Unless otherwise provided herein,
                  -----------------------
the closing of the transactions contemplated in Article II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Proskauer Rose LLP, 1585 Broadway, New York, NY 10036 ("Proskauer"), to be held in escrow for delivery as provided in Section 1.3 of this Agreement.

     SECTION 1.3  Exchange of Secretary's Certificates.  Upon receipt of a
                  ------------------------------------
certificate of the Secretary of SeraCare in the form attached to this Agreement as Exhibit A, SeraCare shall deliver to Life Sciences all of the items required to be delivered by SeraCare hereunder pursuant to Section 2.1 of this Agreement and each such item shall be deemed to be delivered to Life Sciences as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary of Life Sciences in the form attached to this Agreement as Exhibit B, Life Sciences shall deliver to SeraCare all of the items required to be delivered by Life Sciences pursuant to Section 2.2 hereunder and each such item shall be deemed to be delivered to SeraCare as of the Separation Date upon receipt of such certificate.

                                  ARTICLE II
                      DOCUMENTS AND ITEMS TO BE DELIVERED
                       ON OR BEFORE THE SEPARATION DATE

     SECTION 2.1  Documents To Be Delivered By SeraCare.  On or before the
                  -------------------------------------
Separation Date, SeraCare will deliver to Life Sciences all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "Ancillary Agreements"):

              (a) A duly executed General Assignment and Assumption Agreement (the "Assignment Agreement") substantially in the form attached hereto as Exhibit C;

              (b) A duly executed Trademark License Agreement substantially in the form attached hereto as Exhibit D;

              (c) A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit E;

              (d) A duly executed Tax Matters Agreement substantially in the form attached hereto as Exhibit F;

              (e) A duly executed Supply and Services Agreement substantially in the form attached hereto as Exhibit G; and

              (f) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

     SECTION 2.2  Documents to be Delivered by Life Sciences.  As of the
                  ------------------------------------------
Separation Date, Life Sciences will deliver to SeraCare all of the following:

              (a) In each case where Life Sciences is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument.

                                  ARTICLE III
             THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION

     SECTION 3.1  Transactions Prior to the Distribution.  Subject to the
                  --------------------------------------
conditions specified in Section 3.3, SeraCare and Life Sciences shall use their reasonable commercial efforts to consummate the Distribution. Such efforts shall include, but not necessarily be limited to, those specified in this
Section 3.1.

              (a) Registration Statement.  Life Sciences, with the cooperation
                  ----------------------
and assistance of SeraCare, shall prepare a Form 10 Registration Statement (the "Form 10 Registration Statement") in order to register the common stock of Life Sciences under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and will, as soon as practicable following the date hereof, use its commercially reasonably efforts to promptly file with the Securities and Exchange Commission (the "Commission") the Form 10 Registration Statement and such amendments or supplements thereto as may be necessary in order to cause the Form 10 Registration Statement to become and to remain effective as required by law, including, but not limited to, such amendments to the Form 10 Registration Statement as may be required by the Commission or federal, state or foreign securities laws. SeraCare and Life Sciences shall also cooperate in preparing and filing with the Commission any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Separation, the Distribution or the other transactions contemplated by this Agreement.

              (b) Information Statement.  SeraCare and Life Sciences shall
                  ---------------------
prepare and mail, prior to the Distribution Date, to the holders of common stock of SeraCare, such information concerning Life Sciences and the Distribution and such other matters as SeraCare and Life Sciences shall reasonably determine are necessary and as may be required by law (the "Information Statement"). SeraCare and Life Sciences will prepare, and Life Sciences will, to the extent required under applicable law, file with the Commission any such documentation which SeraCare and Life Sciences reasonably determine is necessary or desirable to effectuate the Distribution, and SeraCare and Life Sciences shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

              (c) Option Plan. SeraCare and Life Sciences shall cooperate in the
                  -----------
preparation and adoption by Life Sciences of a stock option plan (the "Option Plan").

              (d) Board of Directors.  SeraCare and Life Sciences shall appoint
                  ------------------
those persons listed on Schedule 3.1(d) hereto to the Board of Directors of Life Sciences (to the extent that such persons do not currently serve in such capacity).

              (e) Other Actions.  SeraCare and/or Life Sciences, as appropriate,
                  -------------
shall take those actions set forth on Schedule 3.1(e) hereto.

     SECTION 3.2  The Distribution.
                  ----------------

              (a) Delivery of Shares for Distribution.  Subject to Section 3.3
                  -----------------------------------
hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), SeraCare will deliver to the distribution agent (the "Distribution Agent") to be appointed by SeraCare to distribute to the stockholders of SeraCare the shares of common stock of Life Sciences held by SeraCare pursuant to the Distribution for the benefit of holders of record of common stock of SeraCare on the Record Date, a single stock certificate, endorsed by SeraCare in blank, representing all of the outstanding shares of common stock of Life Sciences then owned by SeraCare, and shall cause the transfer agent for the shares of common stock of SeraCare to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Life Sciences to each such holder or designated transferee or transferees of such holder.

              (b) Shares Received. Subject to Section 3.3, each holder of common
                  ---------------
stock of SeraCare on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Life Sciences equal to the number of shares of common stock of SeraCare held by such holder on the Record Date.

              (c) Options and Warrants Received.  Subject to Section 3.3, each
                  -----------------------------
holder on the Record Date of stock options (the "SeraCare Options") or warrants (the "SeraCare Warrants") to purchase the common stock of SeraCare will be entitled to receive in connection with the Distribution new options or warrants, as applicable, (i) to purchase a number of shares of Life Sciences Common Stock equal to the number of shares underlying the SeraCare Options or SeraCare Warrants held by such holder on the Record Date, with an exercise price equal to the Calculated Exercise Price, and (ii) to purchase a number of shares of SeraCare Common Stock equal to the number of shares underlying the SeraCare Options or SeraCare Warrants held by such holder on the Record Date, with an exercise price equal to the Adjusted Exercise Price.

              (d) Obligation to Provide Information. Life Sciences and SeraCare,
                  ---------------------------------
as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

              (e) Conditions. SeraCare and Life Sciences shall take all
                  ----------
reasonable steps necessary and appropriate to cause the conditions set forth in
Section 3.3 to be satisfied and to effect the Distribution on the Distribution Date.

     SECTION 3.3  Conditions to Distribution.  The obligations of the parties to
                  --------------------------
to consummate the Distribution shall be conditioned on the satisfaction, or written waiver by SeraCare, of the following conditions:

              (a) Government Approvals.  Any material governmental approvals and
                  --------------------
consents necessary to consummate the Distribution shall have been obtained and be in full force and effect.

              (b) Registration Statement. The Form 10 Registration Statement
                  ----------------------
shall have been filed and declared effective by the Commission, there shall be no stop-order in effect with respect thereto, and the Information Statement shall have been mailed to the holders of Common Stock of SeraCare..

              (c) No Legal Restraints. No order, injunction or decree issued by
                  -------------------
any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

              (d) Separation.  The transfer of the Life Sciences Assets and
                  ----------
assumption of the Life Sciences Liabilities shall have been effected pursuant to
Section 1.1 of the Assignment Agreement.

              (e) Option Plan.  The Option Plan shall have been duly adopted.
                  -----------

              (f) Board of Directors.  The Board of Directors of Life Sciences
                  ------------------
shall consist of the persons listed on Schedule 3.1(d).

              (g) Other Actions. The actions set forth on Schedule 3.1(e), and
                  -------------
such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution, shall have been taken.

              (h) No Material Adverse Effect. No events or developments shall
                  --------------------------
have occurred subsequent to the Separation Date that, in the judgment of the Board of Directors of SeraCare, would result in the Distribution having a material adverse effect on SeraCare or on the stockholders of SeraCare.

              (i) No Termination. This Agreement shall not have been terminated.
                  --------------

              (j) Merger.  All conditions precedent to the Merger (other than
                  ------
Section 9.1(e) of the Merger Agreement with respect to the Distribution) shall have been satisfied or waived by the party for whose benefit such condition exists and each of the parties to the Merger Agreement shall be prepared to close the Merger immediately after the Distribution.

     SECTION 3.4  Sole Discretion of SeraCare.  SeraCare shall, in its sole and
                  ---------------------------
absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, SeraCare may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Life Sciences shall cooperate with SeraCare in all respects to accomplish the Distribution and shall, at SeraCare's direction, promptly take any and all actions necessary or desirable to effect the Distribution. Notwithstanding this Section 3.4, SeraCare agrees that it shall not take any actions that are inconsistent with this Agreement and the Ancillary Agreements.

                                  ARTICLE IV
                           NONCOMPETITION AGREEMENTS

     SECTION 4.1  Life Sciences Noncompetition Agreement.  Life Sciences agrees
                  --------------------------------------
that, commencing on the Distribution Date and for a period of five (5) years thereafter, Life Sciences shall not, and shall cause its Subsidiaries not to, engage in the SeraCare Protected Business (as herein defined) in the United States (the "Noncompetition Territory"). The term "SeraCare Protected Business" means owning and/or operating plasma collection facilities.

     SECTION 4.2  Nonsolicitation.    To protect SeraCare against any efforts by
                  ----------------
Life Sciences to cause employees of SeraCare to terminate their employment with SeraCare, Life Sciences agrees that for a period of two (2) years following the date hereof, no officer or director of Life Sciences will (i) solicit any employee of SeraCare to accept employment with Life Sciences, or (ii) assist any other entity in hiring any such employee, and for such two year period Life Sciences will use reasonable efforts to prevent employees or affiliates from making solicitations referenced in (i) or (ii) above.


                                   ARTICLE V
                      MUTUAL RELEASES AND INDEMNIFICATION

     SECTION 5.1  Life Sciences Release.  Except as provided in Section 5.3 to
                  ---------------------
this Agreement, effective as of the Separation Date, Life Sciences does hereby release and forever discharge SeraCare and each member of the SeraCare Group from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation and the Distribution.

     SECTION 5.2  SeraCare Release.  Except as provided in Section 5.3 to this
                  ----------------
Agreement, effective as of the Separation Date, SeraCare does hereby, for itself and as agent for each member of the SeraCare Group, release and forever discharge the Life Sciences and each member of the Life Sciences Group from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation and the Distribution.

     SECTION 5.3  No Impairment.  Nothing contained in Section 5.1 or Section
                  -------------
5.2 shall impair any right of any Person arising under this Agreement or any Ancillary Agreement, in each case in accordance with its terms.

     SECTION 5.4  No Actions As To Released Claims.  Life Sciences agrees, for
                  --------------------------------
itself and as agent for each member of the Life Sciences Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against SeraCare or any member of the SeraCare Group, or any other Person released pursuant to Section 5.1, with respect to any Liabilities released pursuant to Section 5.1. SeraCare agrees, for itself and as agent for each member of the SeraCare Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Life Sciences or any member of the Life Sciences Group, or any other Person released pursuant to Section 5.2, with respect to any Liabilities released pursuant to
Section 5.2.

     SECTION 5.5  Indemnification by Life Sciences.  Except as otherwise
                  --------------------------------
provided in this Agreement or any of the Ancillary Agreements, Life Sciences shall indemnify, defend (including but not limited to the payment of reasonable attorneys' fees and expenses) and hold harmless SeraCare, each member of the SeraCare Group, Instituto Grifols, S.A. and its affiliates and each of their respective directors, officers and employees (the "SeraCare Indemnitees") from and against any and all Liabilities that any third party seeks to impose upon the SeraCare Indemnitees, or which are imposed upon the SeraCare Indemnitees, and that (without duplication) primarily relate to, arise out of or result from
(i) the Life Sciences Business prior to the Separation Date; (ii) the Life Sciences Business after the Separation Date; (iii) any Life Sciences Liability or any Life Sciences Contract; (iv) any breach by Life Sciences or any member of the Life Sciences Group of the Separation Agreement or any of the Ancillary Agreements; or (v) any Liabilities arising in connection with or resulting from the Form 10 Registration Statement or the Information Statement. This Section
5.5 shall not apply to any amounts actually recovered from any third party and/or covered by any insurance policy by SeraCare in respect of the related loss, subject to the obligation to make interim payments set forth in Section
5.8 below.


     SECTION 5.6  Indemnification by SeraCare.  Except as otherwise provided in
                  ---------------------------
this Agreement or any of the Ancillary Agreements, SeraCare shall, for itself and as agent for each member of the SeraCare Group, including Instituto Grifols, S.A. and its affiliates, indemnify, defend (including but not limited to the payment of reasonable attorneys' fees and expenses) and hold harmless Life Sciences, each member of the Life Sciences Group and each of their respective directors, officers and employees (the "Life Sciences Indemnitees") from and against any and all Liabilities that any third party seeks to impose upon the Life Sciences Indemnitees, or which are imposed upon the Life Sciences Indemnitees, and that (without duplication) relate to, arise out of or result from (i) the Life Sciences Business prior to the Separation Date to the extent that such items are the responsibility of SeraCare pursuant to this Agreement or the Ancillary Agreements; (ii) the SeraCare Business or any Liability of the SeraCare Group other than the Life Sciences Liabilities; or (iii) any breach by SeraCare or any member of the SeraCare Group of the Separation Agreement or any of the Ancillary Agreements, including, without limitation, the obligation to pay any Excluded Liabilities. This Section 5.6 shall not apply to any amounts actually recovered from any third party and/or covered by any insurance policy by Life

Sciences in respect of the related loss, subject to the obligation to make interim payments set forth in Section 5.8 below.

     SECTION 5.7  Indemnified Party.  The party entitled to indemnification
                  ------------------
hereunder (the "Indemnified Party") shall promptly notify the party obligated to provide indemnification ("the Indemnifying Party") of any claim for which indemnification is sought pursuant to this Agreement in writing and in reasonable detail and accompanied by reasonable supporting documentation. With respect to any claim made by a third party against which an Indemnified Party is seeking indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Indemnified Party shall fully cooperate with the Indemnifying Party subject to reimbursement for reasonable out-of-pocket expenses incurred as a result of such request by the Indemnifying Party. If the Indemnifying Party either does not elect to assume control or otherwise participate in the defense of any third party claim, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such claim.

     SECTION 5.8  Insurance Claims.  If SeraCare's insurance carrier fails to
                  ----------------
make a payment when due with respect to any covered claim under Section 5.5 above, then upon written notice from SeraCare, Life Sciences shall make an interim payment to SeraCare, provided further, that if such interim payment is made, SeraCare shall immediately assign to Life Sciences its right to recover such claim from its insurance carrier (to the extent of the interim payment received by SeraCare), and if payment for such claim is nonetheless made directly to SeraCare, SeraCare shall immediately turn over the proceeds from such claim to Life Sciences (to the extent of the interim payment received by SeraCare). If Life Sciences's insurance carrier fails to make a payment when due with respect to any covered claim under Section 5.6 above, then upon written notice from Life Sciences, SeraCare shall make an interim payment to Life Sciences, provided further, that if such interim payment is made, Life Sciences shall immediately assign to SeraCare its right to recover such claim from its insurance carrier (to the extent of the interim payment received by Life Sciences), and if payment for such claim is nonetheless made directly to Life Sciences, Life Sciences shall immediately turn over the proceeds from such claim to SeraCare (to the extent of the interim payment received by Life Sciences).

     SECTION 5.9  Further Instruments.  At any time, SeraCare or Life Sciences
                  -------------------
will, at the request of the other, cause any member of its respective Group to execute and deliver to the other party releases reflecting the provisions of this Article V.

                                  ARTICLE VI
                               INSURANCE MATTERS

     SECTION 6.1  Life Sciences Insurance Coverage After the Separation Date.
                  ----------------------------------------------------------
Except as provided herein or in any Ancillary Agreement (including, without limitation, Section 1.2(a)(v) of the Assignment Agreement), the Excluded Assets shall include any and all rights of an insured party under each of SeraCare's Insurance Policies. From and after the Separation Date, Life Sciences shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from SeraCare's insurance programs. Notwithstanding the foregoing, SeraCare, upon the request of Life Sciences, shall use commercially reasonable efforts to assist Life Sciences in the transition to its own separate insurance programs from and after the Separation Date, and shall provide Life Sciences with any information that is in the possession of SeraCare and is reasonably available and necessary either to obtain insurance coverages for Life Sciences or to assist Life Sciences in preventing unintended self-insurance, in whatever form.

     SECTION 6.2  Cooperation and Agreement Not to Release Carriers.  Each of
                  -------------------------------------------------
SeraCare and Life Sciences will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of SeraCare and Life Sciences, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither SeraCare nor Life Sciences, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, after the Separation Date, neither SeraCare nor Life Sciences shall (and each party shall ensure that no member of its respective Group shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this Section 6.2 shall (i) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (ii) require any member of any Group to pay any premium or other amount or to incur any Liability, or (iii) require any member of any Group to renew, extend or continue any policy in force.

     SECTION 6.3  Procedures With Respect to Insured Life Sciences Liabilities.
                  ------------------------------------------------------------

              (a) Reimbursement. SeraCare shall seek Life Sciences' approval,
                  -------------
which approval shall not be unreasonably withheld, to incur attorneys fees, costs (including internal costs), or any other amounts to pursue insurance recoveries from Insurance Policies for Insured Life Sciences Liabilities. SeraCare will bill Life Sciences and Life Sciences will reimburse SeraCare on a monthly basis for all such amounts incurred to pursue insurance recoveries from Insurance Policies for Insured Life Sciences Liabilities.

              (b) Management Of Claims. Except as otherwise inconsistent with
                  --------------------
the provisions of any applicable Insurance Policy, the defense of claims, suits or actions giving rise to potential or actual Insured Life Sciences Liabilities will be managed (in conjunction with SeraCare's insurers, as appropriate) by the party that would have had responsibility for managing such claims, suits or actions had such Insured Life Sciences Liabilities been Life Sciences Liabilities.

     SECTION 6.4  Cooperation.  SeraCare and Life Sciences shall cooperate with
                  -----------
each other in all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this Article VI.

     SECTION 6.5  No Assignment or Waiver.  This Agreement shall not be
                  -----------------------
considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of the SeraCare Group or the Life Sciences Group in respect of any Insurance Policy or any other contract or policy of insurance.

     SECTION 6.6  No Liability.  Life Sciences does hereby agree that no member
                  ------------
of the SeraCare Group shall have any Liability whatsoever as a result of the insurance policies and practices of SeraCare and its Subsidiaries as in effect at any time prior to the Separation Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     SECTION 6.7  Further Agreements.  The parties acknowledge that they intend
                  ------------------
to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertaken pursuant to this Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in this Agreement.

                                  ARTICLE VII
                          COVENANTS AND OTHER MATTERS

     SECTION 7.1  Other Agreements.  In addition to the specific agreements,
                  ----------------
documents and instruments that are Exhibits to this Agreement, SeraCare and Life Sciences agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

     SECTION 7.2  Further Instruments.
                  -------------------

              (a) At the request of Life Sciences and without further consideration, SeraCare will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Life Sciences such other instruments of transfer, conveyance, assignment, substitution and confirmation and, subject to the terms and conditions hereof and in the Assignment Agreement, take such action as Life Sciences may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Life Sciences and confirm Life Sciences' title to all of the assets, rights and other things of value contemplated to be transferred to Life Sciences pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Life Sciences in actual possession and operating control thereof and to permit Life Sciences to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of SeraCare and without further consideration, Life Sciences will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to SeraCare and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as SeraCare may reasonably deem necessary or desirable in order to have Life Sciences fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Life Sciences under this

Agreement or any document in connection herewith and to relieve the SeraCare Group of any liability or obligation with respect thereto and evidence the same to third parties.

              (b) At the request of SeraCare and without further consideration, Life Sciences will execute and deliver to SeraCare such other instruments of transfer, conveyance, assignment, substitution and confirmation and, subject to the terms and conditions hereof and in the Assignment Agreement, take such action as SeraCare may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to SeraCare and confirm SeraCare's title to all of the assets, rights and other things of value contemplated to be transferred to SeraCare pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put SeraCare in actual possession and operating control thereof and to permit SeraCare to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Life Sciences and without further consideration, SeraCare will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Life Sciences all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Life Sciences may reasonably deem necessary or desirable in order to have SeraCare fully and unconditionally assume and discharge the liabilities contemplated to be assumed by SeraCare under this Agreement or any document in connection herewith and to relieve Life Sciences of any liability or obligation with respect thereto and evidence the same to third parties.

              (c) Neither SeraCare nor Life Sciences shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     SECTION 7.3  Agreement for Exchange of Information.  Each of SeraCare and
                  -------------------------------------
Life Sciences agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably requests (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of SeraCare or Life Sciences, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of SeraCare and Life Sciences shall be responsible for any and all of their own costs incurred in connection with the forgoing.

          (a) Internal Accounting Controls; Financial Information.  After the
              ---------------------------------------------------
Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party reasonably determines necessary or advisable in order to prepare its financial statements, any registration statement of the requesting party, or its parent or their affiliates, and reports or filings with any Governmental Authority.

          (b) Ownership of Information.  Any Information owned by a party that
              ------------------------
is provided to a requesting party pursuant to this Section 7.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          (c) Record Retention.  To facilitate the possible exchange of
              ----------------
Information pursuant to this Section 7.3 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all tax, employee and financial Information in its respective possession or control on the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

          (d) Limitation of Liability.  No party shall have any liability to any
              -----------------------
other party in the event that any Information exchanged or provided pursuant to this Section 7.3 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 7.3(c).

          (e) Other Agreements Providing for Exchange of Information.  The
              ------------------------------------------------------
rights and obligations granted under this Section 7.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

          (f) Production of Witnesses; Records; Cooperation.  After the
              ---------------------------------------------
Distribution Date, except in the case of a legal or other proceeding by one party against the other party (which shall be governed by such discovery rules as may be applicable), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

     SECTION 7.4  Consistency with Past Practices.  At all times prior to the
                  -------------------------------
Separation Date, SeraCare will cause Life Sciences to conduct the Life Sciences Business in the ordinary course, consistent with past practices, including, without limitation, the financial accounting for intercompany inventory transfers and receivables, except as otherwise expressly provided in this Agreement or the Ancillary Agreements. The parties acknowledge that the amount of such intercompany inventory transfers varies from month to month. The parties agree that (i) the prices for Products that will be paid by Life Sciences from the date hereof through the Separation Date substantially conform to the prices that would be charged and paid by the parties on the basis that such prices have been determined through an arms' length negotiation and (ii) except as provided herein, all management, general and administrative costs and expenses (including without limitation the costs of insurance and legal fees and expenses) incurred by the parties will be charged and allocated on a basis consistent with past practices. The parties acknowledge and agree that (i) the cash flow transferred from Life Sciences to SeraCare from January 1, 2001 until the date hereof will be retained by SeraCare and (ii) Life Sciences shall be entitled to retain any cash flow generated by Life Sciences from the date hereof through the Separation Date.

     SECTION 7.5  Payment of Expenses.  Except as otherwise provided in this
                  -------------------
Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation or the Distribution, all costs and expenses incurred by the parties hereto in connection with the Separation and Distribution (excluding internal costs and expenses of Life Sciences) shall be paid by SeraCare.

     SECTION 7.6  Dispute Resolution.  Resolution of any and all disputes,
                  ------------------
claims and causes of action of any nature whatsoever (collectively, "Disputes"), arising from or relating to this Agreement, shall be exclusively governed by the provisions of this Section 7.6.

              (a) Negotiation.  The parties shall make a good faith attempt to
                  -----------
resolve any Dispute arising out of or relating to this Agreement (other than a Dispute relating to a breach of any obligation of confidentiality, or infringement, misappropriation, or misuse of any intellectual property right, which may be submitted to arbitration immediately pursuant to the terms of
Section 7.6(b)) through informal negotiation between appropriate representatives from each of SeraCare and Life Sciences. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) Business Days after such notice is given, each party shall select appropriate senior executives of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute. During the course of negotiations under this Section 7.6(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may submit the Dispute to arbitration pursuant to Section 7.6(b).

          (b) Arbitration.  All Disputes not resolved by good faith negotiations
              -----------
among the parties pursuant to Section 7.6(a) within the prescribed time period shall be submitted to, and determined by, arbitration. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by the American Arbitration Association ("AAA"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

              (i) The parties shall attempt in good faith to select from the AAA panel one (1) arbitrator mutually acceptable to both parties sitting in the state of New York. If the parties fail to agree upon an arbitrator within fifteen (15) calendar days, an arbitrator shall be selected by AAA in pursuant to the procedures set forth in AAA Rules. The parties agree that for disputes involving $1 million or more exclusive of claimed interest, arbitration fees and costs, the procedures for "large complex commercial disputes" of the AAA shall apply. In the event of a conflict, the provisions of this Agreement will control.

              (ii)  Reasonable discovery shall be allowed in arbitration.

              (iii) All proceedings before the arbitrator shall be held in New York, New York. The governing law shall be that of California.

              (iv) The award rendered by the arbitrator shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

              (v) The award rendered by the arbitrator shall include (A) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (B) the amount of such costs and fees, and (C) an order that the losing party pay the fees and expenses of the arbitrator.

              (vi) The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

              (vii) All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose to any third party the existence, content or results of the arbitration, except as necessary to enforce the award in court or to comply with legal or regulatory requirements.

          (c) Continuity of Service and Performance.  Unless otherwise agreed in
              -------------------------------------
writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 7.6 with respect to all matters not subject to such dispute, controversy or claim.

     Section 7.7    Governmental Approvals.  To the extent that the Separation
                    ----------------------
requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

     Section 7.8    Cooperation in Obtaining New Agreements.  SeraCare
                    ---------------------------------------
understands that, prior to the Separation Date, Life Sciences has derived benefits under certain agreements between SeraCare and third parties, which agreements are not being assigned to Life Sciences in connection with the Separation. Upon the request of Life Sciences, SeraCare agrees to make introductions to appropriate Life Sciences personnel to SeraCare's contacts at such third parties, and agrees to provide reasonable assistance to Life Sciences so that Life Sciences may obtain agreements from such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to SeraCare. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements with Life Sciences, (ii) attending meetings and negotiating sessions with Life Sciences and such third parties, and (iii) participating in buying consortiums with Life Sciences. SeraCare also understands that there are certain agreements between SeraCare and third parties, which agreements are being assigned to Life Sciences in connection with the Separation but which may require the consent of the applicable third party. Upon the request of Life Sciences, SeraCare agrees to use commercially reasonable efforts to assist Life Sciences in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this Section
7.8 will be substantially completed by the Distribution Date, but in no event will SeraCare have any obligations hereunder after the first anniversary of the Distribution Date. The parties agree that any and all costs incurred in connection with the forgoing shall be allocated on an equitable basis to and paid by the party expected to benefit from such costs and expenses.

     Section 7.9    Confidentiality.
                    ----------------

          (a)  Confidentiality And Non-Use Obligations.  During the
               ---------------------------------------
Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in any Transaction Agreement, and (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements or in any other agreements entered into between the parties in writing, without prior written consent of the Disclosing Party.

          (b)  Compelled Disclosure.  If the Receiving Party or any of its
               --------------------
respective Subsidiaries believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall
(i) give the Disclosing Party prompt and timely written notice so that the Disclosing Party may take steps to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement and
(ii) cooperate with the Disclosing Party in its attempts to oppose such disclosure, provided that such opposition is reasonable in light of applicable law or regulation. If the Receiving Party complies with the above, it shall not be prohibited from complying with such requirements to disclose, but shall cooperate with the Disclosing Party to take all reasonable steps to make such disclosure subject to a suitable protective order or otherwise prevent unrestricted or public disclosure.

          (c)  No Restriction on Disclosing Party.  Nothing in this Agreement
               ----------------------------------
shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way provided that, in so doing, it does not use, disclose or disseminate any Confidential Information of the Receiving Party.

          (d)  Third Party Restrictions. Nothing in the Agreement supersedes any
               ------------------------
restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

          (e)  Warranty Disclaimer.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL
               -------------------
CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER WITH RESPECT TO CONFIDENTIAL INFORMATION, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

     Section 8.1    LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY OR
                    -----------------------
ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     Section 8.2    Entire Agreement.  This Agreement, the Ancillary Agreements
                    ----------------
and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 8.3    Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules.

     Section 8.4    Termination.  This Agreement and all Ancillary Agreements
                    -----------
may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of SeraCare without the approval of Life Sciences. This Agreement and all Ancillary Agreements shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms. In the event of termination pursuant to this Section 8.4, no party shall have any liability of any kind to the other party.

     Section 8.5    Notices.  Any notice, demand, offer, request or other
                    -------
communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's Chief Executive Officer at the address of its principal executive office or such other address as a party may request by notifying the other party thereof in writing.

     Section 8.6    Counterparts.  This Agreement, including the Schedules and
                    ------------
Exhibits hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 8.7    Binding Effect; Assignment.  This Agreement shall inure to
                    --------------------------
the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, that either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

     Section 8.8    Severability.  The parties hereto have negotiated and
                    ------------
prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend this Agreement, to the extent possible consistent with its purposes, to conform to law.

     Section 8.9    Waiver of Breach.  The waiver by either party hereto of a
                    ----------------
breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

     Section 8.10   Amendment and Execution.  This Agreement and amendments
                    -----------------------
hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of SeraCare and Life Sciences by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument. The parties hereto agree that this Agreement shall not be amended or modified without the express written consent of Instituto Grifols, S.A., which consent shall not be unreasonably withheld or delayed.

     Section 8.11   Authority.  Each of the parties hereto represents to the
                    ---------
other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 8.12   Descriptive Headings.  The headings contained in this
                    --------------------
Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     Section 8.13   Gender and Number.  Whenever the context of this Agreement
                    -----------------
requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

     Section 8.14   Additional Assurances.  Except as may be specifically
                    ---------------------
provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

     Section 8.15   Force Majeure.  Neither party shall be liable or deemed to
                    -------------
be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

     Section 8.16   Conflicting Agreements.  In the event of conflict between
                    ----------------------
this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

     Section 8.17   Survival.  Except as set forth in the following sentence,
                    --------
the covenants and other agreements set forth in this Agreement shall survive the Distribution for a period of one year and shall terminate on the anniversary of the Distribution. The covenants set forth in

Article IV, Section 7.6 and Article VIII shall survive the Distribution and continue in effect for a period of five years.

     Section 8.18   Third Party Beneficiary.  The parties agree that Instituto
                    -----------------------
Grifols, SA shall be an express third party beneficiary to this Agreement.

                                  ARTICLE IX
                                  DEFINITIONS

     Section 9.1    Action.  "Action" means any demand, action, suit,
                    ------
countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

     Section 9.2    Adjusted Exercise Price  "Adjusted Exercise Price" has the
                    -----------------------
meaning set forth in Section 3.4(c) of the Merger Agreement.

     Section 9.3    Ancillary Agreements.  "Ancillary Agreements" has the
                    --------------------
meaning set forth in Section 2.1 hereof.

     Section 9.4    Assignment Agreement.  "Assignment Agreement" has the
                    --------------------
meaning set forth in Section 2.1(a) hereof.

     Section 9.5    Business Day.  "Business Day" means a day other than a
                    ------------
Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

     Section 9.6    Calculated Exercise Price  "Calculated Exercise Price" has
                    -------------------------
the meaning set forth in Section 3.4(b) of the Merger Agreement.

     Section 9.7    Commission.  "Commission" has the meaning set forth in
                    ----------
Section 3.1(a) hereof.

     Section 9.8    Confidential Information.  "Confidential Information" means
                    ------------------------
any and all financial, technical, commercial or other information of SeraCare or Life Sciences, as appropriate (whether written or oral), including, without limitation, all information, notes, customer product specifications, client or customer information, lists and records, reports, analyses, financial statements, compilations, studies, forms, business or management methods, marketing data, fee schedules, information technology systems and programs, projections, forecasts or trade secrets of SeraCare or Life Sciences, as applicable, whether or not such Confidential Information is disclosed or otherwise made available to one party by the other party pursuant to this Agreement. Confidential Information shall also include the terms and provisions of this Agreement and any transactions consummated or documents executed by the parties pursuant to this Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the Receiving Party or its affiliates, advisors or representatives); (ii) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party; or (iii) has already been developed, or is hereafter independently acquired or developed, by the Receiving Party without violating any confidentiality agreement with or other obligation of secrecy to the Disclosing Party.

     Section 9.9    Confidentiality Period.  "Confidentiality Period" means five
                    ----------------------
(5) years after either (i) the Separation Date with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Separation Date or (ii) the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Separation Date.

     Section 9.10   Disclosing Party.  "Disclosing Party" means the party
                    ----------------
owning or disclosing the relevant Confidential Information.

     Section 9.11   Disputes.  "Disputes" has the meaning set forth in Section
                    --------
7.6 hereof.

     Section 9.12   Distribution.  "Distribution" has the meaning set forth in
                    ------------
the Recitals hereof.

     Section 9.13   Distribution Agent.  "Distribution Agent" has the meaning
                    ------------------
set forth in Section 3.2(a) hereof.

     Section 9.14   Distribution Date.  "Distribution Date" has the meaning set
                    -----------------
forth in Section 3.2(a) hereof.

     Section 9.15   Exchange Act.  "Exchange Act" has the meaning set forth in
                    ------------
Section 3.1(a) hereof.

     Section 9.16   Excluded Assets  "Excluded Assets" has the meaning set forth
                    ---------------
in Section 1.2(b) of the Assignment Agreement.

     Section 9.17   Form 10 Registration Statement.  "Form 10 Registration
                    ------------------------------
Statement" shall mean the Form 10 Registration Statement described in Section 3.1(a) hereof including any amendments or supplements thereto.

     Section 9.18   Governmental Approvals.  "Governmental Approvals" means any
                    ----------------------
notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     Section 9.19   Governmental Authority.  "Governmental Authority" shall mean
                    ----------------------
any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     Section 9.20   Group.  "Group" means either of the SeraCare Group or the
                    -----
Life Sciences Group.

     Section 9.21   Indemnified Party   "Indemnified Party" has the meaning set
                    ------------------
forth in Section 5.7 hereof.

     Section 9.22   Indemnifying Party. "Indemnifying Party" has the meaning set
                    ------------------
forth in Section 5.7 hereof.

     Section 9.23   Information.  "Information" means information, whether or
                    -----------
not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     Section 9.24   Information Statement  "Information Statement" has the
                    ---------------------
meaning set forth in Section 3.1(b) hereof.

     Section 9.25   Insurance Policies.  "Insurance Policies" means insurance
                    ------------------
policies pursuant to which a Person makes a true risk transfer to an insurer.

     Section 9.26   Insured Life Sciences Liability.  "Insured Life Sciences
                    -------------------------------
Liability" means any Life Sciences Liability to the extent that it is covered under the terms of SeraCare's Insurance Policies.

     Section 9.27   Liabilities.  "Liabilities" means all debts, liabilities,
                    -----------
guarantees, assurances, commitments, obligations and claims (including reasonable attorneys' fees), whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract, regulatory requirement, court order or injunction, or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     Section 9.28   Life Sciences.  "Life Sciences" has the meaning set forth in
                    -------------
the introductory paragraph hereof.

     Section 9.29   Life Sciences Business.  "Life Sciences Business" means the
                    ----------------------
business and operations of SeraCare currently operated as the Life Sciences Plasma Division, including, without limitation, the business and organization for the manufacturing, marketing and selling of therapeutic based blood plasma products, diagnostic test kits, specialty plasma used for diagnostic purposes and bulk materials, and shall not include the business of collecting blood plasma.

     Section 9.30   Life Sciences Group  "Life Sciences Group" means Life
                    -------------------
Sciences and each Subsidiary of Life Sciences (if any) immediately after the Separation Date, and each Person that becomes a Subsidiary of Life Sciences after the Separation Date.

     Section 9.31   Merger.  "Merger" has the meaning set forth in the Recitals
                    ------
hereof.

     Section 9.32   Merger Agreement.  "Merger Agreement" has the meaning set
                    ----------------
forth in the Recitals hereof.

     Section 9.33   Noncompetition Territory.  "Noncompetition Territory" has
                    ------------------------
the meaning set forth in Section 4.1 hereof.

     Section 9.34   Option Plan.  "Option Plan" has the meaning set forth in
                    -----------
Section 3.1(c) hereof.

     Section 9.35   Party or Parties "Party" or "Parties" has the meaning set
                    ----------------
forth in the introductory paragraph hereof.

     Section 9.36   Person.  "Person" means an individual, a partnership, a
                    ------
corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 9.37   Products  "Products" has the meaning set forth in Section
                    --------
1.1 of the Supply Agreement.

     Section 9.38   Receiving Party.  "Receiving Party" means the non-owning
                    ---------------
party or recipient of the relevant Confidential Information

     Section 9.39   Record Date.  "Record Date" means the close of business on
                    -----------
the date to be determined by the Board of Directors of SeraCare as the record date for determining the stockholders of SeraCare entitled to receive shares of common stock of Life Sciences in the Distribution.

     Section 9.40   Separation.  "Separation" has the meaning set forth in the
                    ----------
Recitals hereof.

     Section 9.41   Separation Date.  "Separation Date" has the meaning set
                    ---------------
forth in Section 1.1 hereof.

     Section 9.42   SeraCare  "SeraCare" has the meaning set forth in the
                    --------
introductory paragraph hereof.

     Section 9.43   SeraCare Business.  "SeraCare Business" means any business
                    -----------------
of SeraCare other than the Life Sciences Business.

     Section 9.44   SeraCare Group.  "SeraCare Group" means SeraCare and each
                    --------------
Subsidiary of SeraCare (other than Life Sciences) immediately after the Separation Date, and each Person that becomes a Subsidiary of SeraCare after the Separation Date.

     Section 9.45   SeraCare Options.  "SeraCare Options" has the meaning set
                    ----------------
forth in Section 3.2(c) hereof.

     Section 9.46   SeraCare Protected Business.  "SeraCare Protected Business"
                    ---------------------------
has the meaning set forth in Section 4.1 hereof.

     Section 9.47   SeraCare Warrants.  "SeraCare Warrants" has the meaning set
                    -----------------
forth in Section 3.2(c) hereof.

     Section 9.48   Subsidiary.  "Subsidiary" means with respect to any
                    ----------
specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

     Section 9.49   Supply Agreement  "Supply Agreement" shall mean the Supply
                    ----------------
and Services Agreement attached hereto as Exhibit G.

     Section 9.50   Third Party.  "Third Party" means a Person other than
                    -----------
SeraCare, its Subsidiaries and their respective employees and Life Sciences, its Subsidiaries and their respective employees

     Section 9.51   Transaction Agreements.  "Transaction Agreements" means the
                    ----------------------
Separation Agreement and the Ancillary Agreements.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


SERACARE, INC.                          SERACARE LIFE SCIENCES, INC.


By:    /s/ Barry D. Plost               By:    /s/ Jerry L. Burdick
       ---------------------------             ----------------------------
Name:  Barry D. Plost                   Name:  Jerry L. Burdick
Title: Chief Executive Officer          Title: Executive Vice President



       [SIGNATURE PAGE TO MASTER SEPARATION AND DISTRIBUTION AGREEMENT]

                            Schedules and Exhibits
                            ----------------------


Schedules:
---------

Schedule 3.1(d)     Board of Directors

Schedule 3.1(e)     Other Actions


Exhibits:
--------

Exhibit A.  Certificate of the Secretary (SeraCare)

Exhibit B.  Certificate of the Secretary (Life Sciences)

Exhibit C.  Assignment and Assumption Agreement

Exhibit D.  Trademark License Agreement

Exhibit E.  Employee Matters Agreement

Exhibit F.  Tax Matters Agreement

Exhibit G.  Supply and Services Agreement

                                Schedule 3.1(d)
                                ---------------

                              Board of Directors

Barry Plost

Jerry Burdick

Samuel Anderson

M. Ezzat Jallad

Dr. Nelson Teng

Robert J. Cresci

Dr. Bernard Kasten

                                Schedule 3.1(e)
                                ---------------

                                 Other Actions
                                 -------------

1.   Reclassification Actions

     A.   Reclassification of the Books of SeraCare

          1. On the books of SeraCare, Goodwill in Life Sciences will be reclassified to the Investment In Life Sciences account.

          2. All intercompany accounts between Life Sciences and SeraCare, including any subsidiaries of SeraCare, will be reclassified to the Investment In Life Sciences account.

          3. Earnings since acquisition of Life Sciences by SeraCare will be Equity adjusted on the books of SeraCare.

          4. The amount of Investment In Life Sciences will be dividended and charged to paid in surplus on the books of SeraCare in connection with the spin off.

     B.   Reclassification of the Books of Life Sciences

          1. All intercompany accounts with SeraCare and/or any subsidiary of SeraCare will be reclassified to Paid In Surplus.

2. Quest's right to appoint a director to the Board of Directors of SeraCare shall be terminated.

3. Life Sciences shall have amended and restated its Articles of Incorporation and its Bylaws in a form mutually satisfactory to Life Sciences and SeraCare.

4. Life Sciences shall have increased its authorized capital stock to an amount sufficient to effect the Distribution.

5. Life Sciences shall have obtained consents from the following individuals or entities:

     A. Arthur Kazarian as trustee for the General Wood Investment Trust in connection with the Standard Industrial/Commercial Multi-Tennant Lease-Gross between Del Oro Gateway Partners, L.P. and The Western States Group Inc. dated as of April 16, 1998, and addendums attached thereto dated on or about October 12, 1998 and January 7, 1999, and assignment agreement dated ___, 2001 among Del Oro Gateway Partners, L.P. and Arthur Kazarian as trustee for the General Wood Investment Trust (Del Oro Gateway Commerce Centre, 1935 Avenida del Oro, Suite F, Oceanside, California).

6. Life Sciences shall have taken appropriate action to have its Common Stock traded on the OTC Bulletin Board.

                                      -4-